Exhibit 10.1

August 25, 2011

BAETA Corp.
Attn: Len Pushkantser
1 Bridge Plaza, Suite 275
Fort Lee, NJ 07024

Re: ADVISORS ENGAGEMENT

Dear Mr. Pushkantser:

This letter confirms the understanding and agreement (the “Agreement”) between BAETA Corp. (the “Company”) and Imagine Growth Strategy, Inc., a Utah Corporation (“Advisor”) to perform the services outlined in Section (1).

1.
ENGAGEMENT. The Company hereby engages Advisor in connection with the exploration of any number of financing transactions, including, not limited to a merger or acquisition, as well as the development of new business (herein collectively referred to as a “Transaction”) that Advisor brings to the Company or the Company engages Advisor to pursue (each, a “Transaction”).

Advisor’s services will include, if appropriate or if requested by the Company, soliciting, coordinating and evaluating indications of interest and proposals regarding a Transaction.

ADVISOR WILL HAVE NO POWER OR AUTHORITY TO ACT FOR COMPANY EXCEPT AS EXPRESSLY SET FORTH HEREIN. THE COMPANY ACKNOWLEDGES AND UNDERSTANDS THAT ADVISOR IS NOT IN THE BUSINESS OF BUYING AND SELLING SECURITIES AND IS NOT A BROKER OR DEALER AS THOSE TERMS ARE DEFINED IN THE U.S. SECURITIES AND EXCHANGE ACT OF 1934. ACCORDINGLY, THE COMPANY WAIVES ANY CLAIM THAT ADVISOR IS A BROKER OR DEALER AND ALL RIGHTS TO RECESSION.

2.
TERM: The term of this Agreement shall be ninety (90) days, commencing on the effective date hereof (defined below), and shall continue for successive Thirty (30) day periods thereafter unless canceled by either party by written notice to the other of at least 15 days prior to the beginning of any renewal period (the "Term").  The expiration of the Term of this Agreement shall not affect (a) Company's obligation to pay any and all fees and/or expenses pursuant to Section 4, or any other amounts payable to Advisor under this Agreement; (b) the Confidentiality provisions of Section 10, below; or (c) Company's indemnification obligations as provided in Section 7, below.

Engagement Letter	Page 1

3.
TERMINATION: At any time during the Term, a party shall have the right to terminate this Agreement within (i) thirty (30) days after the other party’s receipt of notice that such party is in material breach of any of the terms or conditions set forth in Agreement, unless such party cures such breach within said thirty (30) day period or the non-breaching party withdraws its notice of termination, (ii) immediately upon notice by a party if the other party (a) is adjudged insolvent or bankrupt, (b) institutes or has instituted against it any proceeding seeking relief, reorganization or arrangement under any laws relating to insolvency (and, in the case of any such proceeding instituted against it, the proceeding is not dismissed within sixty (60) days after filing), (c) makes any assignment for the benefit of creditors, (d) appoints a receiver, liquidator or trustee of any of its property or assets, or (e) liquidates, dissolves or winds up its business, or (iii) immediately upon Advisor’s notice to Company of Advisor’s reasonable determination that Company is using a Service in such a manner that could damage or cause injury to the Service or reflect unfavorably on the reputation of Advisor. In the event of any termination, Company shall promptly pay all amounts due and owing to Advisor pursuant to Agreement.

4.	FEES AND EXPENSES:

4.1. Engagement Fee; Upon execution of this Agreement, the Company shall pay to Advisor an initial engagement fee equal to thirty-thousand (30,000) shares of the company's restricted common stock, with piggyback registration rights.

4.2. Sales Commission; Upon the consummation of a Transaction, the Company shall pay to Advisor a fee (“Sales Commission”) equal to five percent [5%] of the gross value of any new business (including, but not limited to revenues generated, value of a contract, or other value received as a result of Advisor’s activities). The Sales Commission will be paid in cash, no less than fifteen (15) days receipt by the Company from the Customer, less any discounts or returns.

During the period of thirty six (36) months following the termination of this Agreement for any reason, if the Company consummates, or enters into an agreement in principle to engage in (and which subsequently closes), a Transaction, Advisor shall be entitled to receive its Sales Commission upon the consummation of such Transaction as if no such termination had occurred.

Engagement Letter	Page 2

5.
INFORMATION, TRANSPARENCY AND DISCLOSURE:  The Company will furnish Advisor with such information regarding the business and financial condition of the Company as is reasonably requested, all of which will be, to the Company’s best knowledge, accurate and complete in all material respects at the time furnished. The Company further represents and warrants that any projections have been prepared in good faith based upon assumptions which, in the light of the circumstances under which they are made, are reasonable. The Company will promptly notify Advisor if it learns of any material misstatement in, or material omission from, any information previously delivered to Advisor. Advisor may rely, without independent verification, on the accuracy and completeness of all information furnished by the Company or any other potential party to any Transaction. The Company understands that Advisor will not be responsible for independently verifying the accuracy of such information, and shall not be liable for any inaccuracies therein. Except as may be required by law or court process, any opinions or advice (whether written or oral) rendered by Advisor pursuant to this Agreement are intended solely for the benefit and use of the Company, and may not be publicly disclosed in any manner or made available to third parties (other than the Company’s management, directors, advisers, accountants and attorneys) without the prior written consent of Advisor, which consent shall not be unreasonably withheld.

6.
INFORMATION, COMPANY DELIVERY AND REPRESENTATION:  The Company will furnish Advisor with such information regarding the business and financial condition of the Company as is necessarily requested by Advisor in order to complete and deliver to the Company the services contemplated under this agreement.  In the event the Company does not deliver such information regarding the business and financial condition of the Company, and any parties related thereto in connection with this agreement, Advisor will have the right to immediately terminate this Agreement, and shall retain any and all payments made by the Company to Advisor for services performed, or to be performed.  Furthermore, in the case of termination by Advisor due to the Company’s failure or inability to deliver information regarding the business and financial condition of the Company as is necessarily requested by Advisor in order to complete and deliver to the Company the services contemplated under this agreement, Advisor retains the right to collect on all past due payments, uncollected payments, and accrued interest, as well as the right to file a complaint to recover such payments and other sums owed by the Company to Advisor per section 3.

7.
INDEMNIFICATION, STANDARD OF CARE: The Company agrees to indemnify and hold harmless Advisor and its affiliates, and their respective past, present and future directors, officers, shareholders, employees, and agents (the "Indemnified Parties") to the fullest lawful extent from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), arising out of or related to this Agreement, any actions taken or omitted to be taken (including acts or omissions constituting ordinary negligence) in connection with the Agreement, or any transaction or proposed transaction contemplated by the Agreement; provided, however, Company shall not be liable under the foregoing indemnity and reimbursement agreement for any loss, claim, damage or liability which is finally judicially determined to have resulted primarily from the willful misconduct or gross negligence of any Indemnified Party.

Engagement Letter	Page 3

8.
OTHER SERVICES: To the extent Advisor is requested by the Company to perform any business or financial advisory services which are not within the scope of this assignment, the fees for such services shall be mutually agreed upon by Advisor and the Company in writing, in advance, depending on the level and type of services required, and shall be in addition to the fees and expenses described herein above. Except as set forth in the preceding sentence, if Advisor is called upon to render services directly or indirectly relating to the subject matter of this Agreement (including, but not limited to, producing documents, answering interrogatories, giving depositions, giving expert or other testimony, and whether by subpoena, court process or order, or otherwise), the Company shall pay Advisor’s then current hourly rates for the persons involved for the time expended in rendering such services, including, but not limited to, time for meetings, conferences, preparation and travel, and all related reasonable out-of-pocket costs and expenses, and the reasonable legal fees and expenses of Advisor’s legal counsel incurred in connection therewith.

9.
NON-CIRCUMVENTION: The parties each hereby irrevocably agrees not to circumvent, avoid or bypass, directly or indirectly, the provisions of this Agreement in order to avoid payments, or otherwise benefit, either financially or otherwise, from information supplied, or persons introduced, by the other party within thirty six (36) months upon termination of this Agreement.

10.
CONFIDENTIALITY: As used in this Agreement, the term "confidential information" means any information which the disclosing party keeps secret from its business competitors and the public. Each party agrees that the confidential information disclosed by the other party and all rights pertaining thereto will remain the property of such party and, except as may be agreed in writing by the parties, the receiving party shall hold the confidential information in trust and confidence, shall not disclose or use the confidential information for any purpose other than the benefit of the disclosing party, and shall use at least the same level of care as it uses to protect its own confidential information of a similar nature, but no less than a reasonable degree of care.

11.
ATTORNEY’S FEES: If any party to this Agreement brings an action directly or indirectly based upon this Agreement or the matters contemplated hereby against another party, the prevailing party shall be entitled to recover, in addition to any other appropriate amounts, its reasonable costs and expenses in connection with such preceding including, but not limited to, reasonable attorneys’ fees and court costs.

12.	EFFECTIVE DATE: The effective date of this Agreement shall be the date on which this Agreement is accepted and approved by the Company, as indicated in its acceptance below.

13.
DELAYS: Imagine Growth Strategy, Inc.’ failure to perform services hereunder shall be excused without liability if and to the extent caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God, (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission by the Company or any governmental authority, (iv) any labor disputes (whether or not the employees’ demands are reasonable or within the Company’s power to satisfy), or (v) nonperformance by a third party or any similar cause beyond the reasonable control of Advisor, including without limitation, failures or fluctuations in telecommunications, computer or other equipment. Imagine Growth Strategy, Inc. agrees to use commercially reasonable efforts to resume performance of services as soon as practicable following the cessation of such condition.

Engagement Letter	Page 4

14.
INDEPENDENT CONTRACTOR STATUS/SUB-CONTRACTORS: Each party shall be and act hereunder as an independent contractor and not as partner, joint venture or agent of the other. Company shall remain fully liable for the acts or omissions of any sub-contractor, consultant, third-party service provider and/or agent engaged by Company in connection with Company’s use of the Services. Advisor has the right to use sub-contractors for performance of the Services, provided that each sub-contractor is bound to terms and conditions that are consistent with the requirements of this Agreement and the applicable Attachment with respect to the work the sub-contractor performs. Advisor is responsible for ensuring that the performance of its sub-contractors meets the requirements of this Agreement and applicable Attachments. Advisor shall have sole control of the manner and means of performing its work, and Company is interested only in the results Advisor obtains.

15.
MODIFICATIONS AND WAIVERS: Each Attachment, which includes the terms and conditions of this Agreement by reference, represents the entire understanding between Advisor and Company and, excluding any Pre-Existing Agreements, supersedes all prior agreements relating to the subject matter of such Attachment. No failure or delay on the part of either party in exercising any right, power or remedy under this Agreement or an Attachment shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of any other right, power or remedy. Unless otherwise specified, any amendment, supplement or modification of or to any provision of this Agreement or an Attachment, any waiver of any provision of this Agreement or an Attachment and any consent to any departure by the parties from the terms of this Agreement or an Attachment, shall be effective only if it is made or given in writing and signed by both parties.

16.
ASSIGNMENT: This Agreement, all Attachments, and all rights granted hereunder and thereunder are not transferable or assignable without the prior written consent of the non-assigning party; provided, however, that this Agreement together with all Attachments may be assigned by either party without the other party’s written consent, and individual Attachments (which incorporate the terms of this Agreement by reference) may be assigned by Advisor without Company’s consent, (a) to a person or entity who acquires, by sale, merger or otherwise, all or substantially all of such party’s assets, stock or business, (b) to a person or entity who acquires, by sale, merger or otherwise, all or substantially all of the assets or business of the Advisor business unit that provides the services pursuant to an individual Attachment and (c) to an affiliate of the assigning party. In the case of an assignment of an individual Attachment by Advisor (which assignment shall include the terms and conditions of this Agreement by reference), this Agreement and all other Attachments (each which incorporate the terms of this Agreement by reference) in effect at the time of such assignment shall remain in full force and effect.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties, their respective successors and permitted assigns.

Engagement Letter	Page 5

17.
APPLICABLE LAW AND CONFLICTS: This Agreement and each Attachment shall be governed by the laws of the state of Utah, without reference to its conflict of laws rules or principles. The jurisdiction and venue for all disputes hereunder shall be the state and federal courts in the state of Utah.  In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of any Attachment, the terms and conditions of this Attachment shall govern.

18.
PUBLICITY: The parties will work together in a good faith, positive and accurate manner to issue publicity and general marketing communications concerning their relationship, Company’s use of Advisor’ Services, and other mutually agreed-upon matters.  Neither party will issue any publicity or general marketing communications concerning this relationship without the prior written consent of the other party; provided, however, that Advisor shall have the right to use Company’s name and logos in general marketing materials related to the Services.

19.
HIRING EMPLOYEES:  The Company agrees that during the term of this Agreement and for 365 days immediately following the termination of this Agreement, it shall not, directly or indirectly, solicit or induce employees of Imagine Growth Strategy, Inc. to terminate their employment with Imagine Growth Strategy, Inc..

20.
MISCELLANEOUS: This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, however, is intended to confer or does confer on any person or entity, other than the parties hereto and their respective successors and permitted assigns, and the Indemnified Parties, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Advisor hereunder.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect pursuant to the terms hereof.

The Company agrees that it will be solely responsible for ensuring that any transactions it undertakes complies with applicable law.

This Agreement incorporates the entire understanding of the parties regarding the subject matter hereof, and supersedes all previous agreements or understandings regarding the same, whether written or oral.

This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by the parties.

Engagement Letter	Page 6

We look forward to working with you. Please confirm that the foregoing terms are in accordance with your understanding by signing and returning the enclosed copy of this Agreement along with the Advisor’s Fee Agreement.

Sincerely,

Ryan D. Hoggan
Managing Partner, Salt Lake City

The undersigned confirm their mutual agreement to the arrangements in this Agreement as of the Effective Date.

BAETA Corp.

Print Name:
Title:
Date:

Any invoice for payment should be directed to the Company representative at the address shown below (Company to provide).

AP address if different from above:

Contact Name:
Street:
City, State Zip:
Telephone:
E-Mail:
Fax:

Engagement Letter	Page 7